                                                                            EXHIBIT 10.2

                                                                        Execution Copy
FIRST AMENDMENT

TO THE

SECURED PROMISSORY NOTE

ISSUED ON MARCH 15, 2002

BY ENTERPRISE INFORMATICS INC. (F/K/A ALTRIS SOFTWARE, INC.)

TO SPESCOM LTD. AND ASSIGNED TO ERP2 HOLDINGS, LLC

FIRST AMENDMENT dated as of January 31, 2008 (this “First Amendment”) to the Secured Promissory Note (the “Note”), in the original principal amount of $400,000, issued on March 15, 2002 by Enterprise Informatics Inc., f/k/a Altris Software, Inc., a California corporation (the “Obligor”), in favor of Spescom Ltd., a United Kingdom corporation (the “Parent”).

W I T N E S S E T H :

WHEREAS, the Parent assigned the Note to ERP2 Holdings, LLC, a Delaware limited liability company (the “Holder”), pursuant to the Securities Purchase Agreement, dated as of September 30, 2007, by and among the Holder, the Parent, and Spescom Limited, a South African corporation (the “Securities Purchase Agreement”);

WHEREAS, concurrently herewith the Obligor executed and delivered a Secured Promissory Note to the Holder, in the principal amount of up to $1,500,000 (the “New Note”); and

WHEREAS, the Obligor and the Holder wish to amend the Note on the terms and conditions provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1  Definitions and Interpretation.

(a)	All capitalized terms used herein which are not otherwise specifically defined herein shall have the respective meaning as ascribed thereto in the Note.

(b)
Unless otherwise expressly indicated, all references contained herein to Sections or other subdivisions, Schedules, Annexes or Exhibits refer to the corresponding Sections and other subdivisions, Schedules, Annexes or Exhibits of the Note.

(c)
The sections and the headings in the sections in this First Amendment are for convenience only. Such sections and headings shall not be deemed to be part of this First Amendment and in no way define, limit, extend or describe the scope or intent of its provisions.

ARTICLE II

AMENDMENTS

SECTION 2.1  Amendment to Preamble. The preamble of the Note is hereby amended by inserting the following after the comma following the phrase “per annum” in the last line of the preamble:

“compounded annually, payable in arrears on the last calendar day of March, June, September and December of each calendar year, in cash or, at the option of the Obligor, in kind, capitalized as additional principal hereunder (which shall be treated in all respects as principal hereunder, including without limitation with respect to the accrual of interest), at the option of the Obligor,”

SECTION 2.2  Amendment to Section 1.  Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“All unpaid principal and accrued interest under this Note shall be immediately due and payable on January 31, 2010.”

SECTION 2.3  Amendment to Section 5.  Section 5 of the Note is hereby amended by deleting the phrase “fourteen percent (14%)” in the third line and replacing it with the phrase “thirteen percent (13%)”.

SECTION 2.4  Amendment to Section 8.  Section 8 of the Note is hereby amended and restated in its entirety to read as follows:

“This Note is governed by and construed in accordance with the laws of the State of New York, irrespective of New York’s choice-of-law principles.”

SECTION 2.5  Amendment to Section 10.  Section 10 of the Note is hereby amended and restated in its entirety to read as follows:

“All actions and proceedings arising in connection with this Note must be tried and litigated exclusively in the Federal courts located in New York, New York, which courts have personal jurisdiction and venue over each of the parties to this Note for the purpose of adjudicating all matters arising out of or related to this Note.  Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Note.”

SECTION 2.6  Amendment to Section 16.  Section 16 of the Note is hereby amended by (i) inserting the phrase “ sent by facsimile or electronic mail,” immediately following the phrase “personally delivered,” in the first sentence thereof and (ii) deleting that portion thereof beginning with “Holder: Spescom LTD” and ending with “Attention: John Low” and replacing such portion with the following:

Holder:	ERP2 Holdings, LLC c/o Richard Shorten 694 Weed Street New Canaan, CT 06840 Attention: Board of Managers Fax: (702) 995-4535 Email: rshorten@silverminecapital.com

with a copy to:	Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Attention: Brett Lawrence Fax: (212) 806-6006 Email: blawrence@stroock.com
Maker:	Enterprise Informatics Inc. 10052 Mesa Ridge Court, Suite 100 San Diego, CA 92121 Attention: John W. Low Fax: (858) 625-3010 Email: jlow@enterpriseinformatics.com

with a copy to:	Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, CA 94304 Attention: Russell C. Hansen Fax: (650) 849-5333 Email: rhansen@gibsondunn.com

SECTION 2.7  Addition of Section 18.  The Note is hereby amended by inserting the following after Section 17:

“18.  Events of Default.  Following the occurrence of an Event of Default (as such term is defined in the New Note), the Holder may declare the entire unpaid principal indebtedness evidenced by this Note immediately due and payable, without presentment, notice or demand, all of which are expressly waived by the Obligor (a “Demand”); provided, however, the Holder may not declare a Demand prior to September 30, 2008.”

SECTION 2.8  Addition of Section 19.  The Note is hereby amended by inserting the following after Section 18:

“19.  Fees and Expenses.  The Obligor shall pay all reasonable fees and expenses of the Holder in connection with the negotiation, execution and delivery of this First Amendment.”

ARTICLE III

MISCELLANEOUS

SECTION 3.1  The Note.  Except as amended by this First Amendment, the Note shall remain in full force and effect in accordance with its terms.  This First Amendment shall be deemed to be part of the Note.

SECTION 3.2  Governing Law.  This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

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SECTION 3.3  Legal, Valid and Binding Obligation.  Each party hereto hereby represents and warrants that this First Amendment is a legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms.

SECTION 3.4  References to Note.  Whenever in any certificate, letter, notice or other instrument reference is made to the Note, such reference without more shall include reference to this First Amendment.

SECTION 3.5  Counterparts.  This First Amendment may be executed simultaneously in counterparts, each of which shall be deemed an original.

[Signature Page Follows]

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IN WITNESS WHEREOF this First Amendment has been executed by duly authorized representatives of the parties hereto as of the day, month, and year first above written.

                ENTERPRISE INFORMATICS INC.

By:	/s/ John W. Low
                            John W. Low
                Chief Financial OfficerA

[Signature Page to March Note Amendment]